EXHIBIT 10.51

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $6,325,000.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES.

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Mortgage”) is dated as of the 12th day of October, 2001, and is made by VISION-EASE LENS, INC., a Minnesota corporation (“Mortgagor”), in consideration of the premises and covenants hereinafter set forth to BANKERS TRUST COMPANY, a New York banking corporation (“Mortgagee”), not individually, but solely in its capacity as Administrative Agent pursuant to the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, BMC Industries, Inc. (the “Borrower”), Mortgagee, NBD Bank, as documentation agent, and certain Lenders have entered into that certain Credit Agreement dated as of May 15, 1998 (the “Original Credit Agreement”), as the same was amended and restated as of June 25, 1998, and as was amended from time to time thereafter prior to the date hereof (as so amended, the “First Amended and Restated Credit Agreement”);

WHEREAS, pursuant to that certain Second Amendment and Restatement Agreement, dated as of the date hereof, the First Amended and Restated Credit Agreement was further amended (as used herein, the term “Credit Agreement” means the First Amended and Restated Credit Agreement, as in effect on the date hereof and as amended by that certain Second Amendment and Restatement Agreement described above, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements), and the financial institutions party thereto have severally agreed to make certain extensions of credit to or for the benefit of Borrower upon the terms and conditions set forth therein;

WHEREAS, the Mortgagor is a Domestic Subsidiary of the Borrower;

WHEREAS, in connection with the extensions of credit contemplated by the Original Credit Agreement, Mortgagor executed and delivered to Mortgagee that certain Subsidiary Guarantee Agreement dated as of May 15, 1998 (as amended, modified, supplemented, extended or renewed from time to time, the “Subsidiary Guarantee Agreement”);

WHEREAS, the proceeds of the extensions of credit to be made under the Credit Agreement have been or will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business;

WHEREAS, the Borrower and the Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement;

WHEREAS, pursuant to the terms of the Credit Agreement, the obligations of Mortgagor under the Subsidiary Guarantee Agreement shall be secured by, among other things, a lien upon and perfected security interest in all estate, right, title and interest of the Mortgagor in and to the Mortgaged Property (as hereinafter defined) pursuant to the terms hereof;

WHEREAS, it is a condition precedent to the making of the loans under the Credit Agreement that Mortgagor execute and deliver to Mortgagee this Mortgage;

WHEREAS, Mortgagor is, or in the case of Mortgaged Property hereafter acquired will be, the owner of the Mortgaged Property;

WHEREAS, capitalized terms used but not defined in this Mortgage have the meanings given them in the Subsidiary Guarantee Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the prompt and complete payment and performance when due of all obligations and liabilities of Mortgagor which may arise under the Subsidiary Guarantee Agreement (the “Guaranteed Obligations”), the Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, WARRANT, TRANSFER and CONVEY unto the Mortgagee, its successors and assigns, forever, its fee simple interest in all the tracts or parcels of land (hereinafter called the “Land”), located in Anoka County, Minnesota, and described in Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Mortgagor (including, but not limited to, after acquired title or reversion) in and to the following property:  (i) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land and all materials intended for construction, reconstruction, alteration and repair of all such buildings and improvements; and (ii) all lighting, heating, ventilating, air–conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems, dynamos, transformers, electrical equipment and all other fixtures, equipment, goods, inventory, systems and articles of every description located in or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon and any replacements thereof, accessions thereto and all proceeds thereof (excluding, however, fixtures owned by tenants occupying space in any building now or hereafter located on the Land); and (iii) all tenements, hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, condemnation awards, mineral rights and water rights now or hereafter belonging or in any way pertaining to the Land or to any building now or hereafter located thereon, together with all estates, interests, rights, titles, claims or demands which Mortgagor now has or may hereinafter acquire in the Land, including, but not limited to, any and all claims, awards, proceeds or payments, including interest thereon, and the right to receive the same, which may be made to or for the account of Mortgagor with respect to the Land as a result of (A) the exercise of the right of eminent domain, (B) the alteration of the grade of any street, (C) any casualty or loss of or damage to any building or other improvement included in or on the Land, (D) any other injury to or decrease in the value of the Land, or (E) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Land; and (iv) all furniture, furnishings, maintenance equipment and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon and all replacements and additions thereto (excluding personal property owned by tenants occupying space in any building now or hereafter located on the Land); and (v) all leases, lettings, subleases, agreements for use and occupancy, concessions, licenses and contracts of or with respect to any or all of the Land, whether written or oral (collectively, “Leases”), and (A) all rents, issues and profits thereof accruing and to accrue from the Land and the avails thereof (which are pledged primarily and on a parity with said Land and not secondarily), (B) any and all guarantees of any and all covenants, agreements and obligations of tenants under each Lease, (C) all sums which may be due and payable under any guaranty of any Lease, including, but not limited to, all such rents, issues, profits which are or may become due and payable (including those which are or may accrue or be paid during or after the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (D) any and all security and other deposits made pursuant to or contemplated by the terms and provisions of each Lease (the matters referred to in clauses (A), (B), (C) and (D) above being collectively, “Rents”); it being the intention hereby to establish an absolute, unconditional and presently effective transfer and assignment of all Leases and all Rents thereunder (and not merely a security interest) and it shall not be necessary for Mortgagee to institute any type of legal proceedings or take any other legal action whatsoever to enforce the assignment provisions of this paragraph; and (vi) all after-acquired interests in and all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing together with all books and records (including computer records) relating to or employed in any business now or hereafter operated on the Land (all of the foregoing, together with the Land, are hereinafter referred to as the “Mortgaged Property”).

To have and to hold the Mortgaged Property together with Mortgagor’s rents, issues and profits, unto the Mortgagee, its successors and assigns, forever, upon the terms and conditions set forth herein.

The Mortgagor represents, warrants and covenants to and with the Mortgagee that it is lawfully seized of the Mortgaged Property in fee simple and has good right and full power and authority under all applicable provisions of law and under its governing documents to execute this Mortgage and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests and encumbrances except as listed in Schedule B of the Mortgage Policy (as defined in the Credit Agreement); that the Mortgagor will warrant and defend the title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, not listed in the Mortgage Policy.  The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

The Mortgagor further covenants and agrees as follows:

1.             Payment of the Guaranteed Obligations.  The Mortgagor will duly and punctually satisfy the Guaranteed Obligations, when and as due and payable per the Subsidiary Guarantee Agreement.

2.             Payment of Taxes, Assessments and Other Charges.  Subject to paragraph 7 relating to contests, the Mortgagor shall pay when due all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof, and will upon demand furnish to Mortgagee proof of such payment.  The Mortgagor shall likewise pay any and all governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property or any part thereof or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof.  The Mortgagor shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Mortgage, or the recordation hereof, or the Guaranteed Obligations.  In the event of any legislative action or judicial decision after the date of this Mortgage, imposing upon the Mortgagee the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of the Mortgagee, then, and in such event, the Mortgagor shall bear and pay the full amount of such taxes, assessments or other charges.  Mortgagor will, upon written request of the Mortgagee, furnish proper receipts evidencing payments made pursuant to this paragraph 2.  Upon Mortgagor’s failure to pay the taxes and assessments as provided above, Mortgagee is hereby authorized to make or advance, in the place and stead of Mortgagor, any payment relating to such taxes and assessments, unless such taxes and assessments are then being contested by Mortgagor pursuant to paragraph 7 hereof.  Mortgagor further covenants to hold harmless and agrees to indemnify Mortgagee, its successors or assigns, against any liability incurred by reason of the imposition of any mortgage registration tax or similar tax on the issuance of the Subsidiary Guaranty Agreement or the recording of this Mortgage.

3.             Payment of Utility Charges.  Subject to paragraph 7 relating to contests, the Mortgagor shall pay all charges (exclusive of charges which are the obligations of tenants, if any, to pay) made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of the Mortgagee, furnish proper receipts evidencing such payment.

4.             Liens.  Subject to paragraph 7 relating to contests, the Mortgagor shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof other than Permitted Liens and Permitted Real Property Encumbrances.  The Mortgagor shall pay, when first due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property.

5.             Compliance with Laws.  Subject to paragraph 7 relating to contests, the Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

6.             Hazardous Substances.  The Mortgagor shall not use, or permit the use of, the Mortgaged Property for the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances.  In addition, the Mortgagor shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by–products or other Hazardous Substances in, about or under the Mortgaged Property unless (a) the Mortgagor has obtained the prior written consent of the Mortgagee for such installation and maintenance and (b) the Mortgagor installs and maintains such above–ground or underground storage tanks in compliance with all applicable Environmental Laws.  Notwithstanding the foregoing, the Mortgagor or any tenant of the Mortgagor may use or store immaterial amounts of commonly known and used materials which may be deemed Hazardous Substances hereunder, provided that any such use or storage (i) does not constitute a remunerative activity of the Mortgagor or any tenant, (ii) is incidental to the Mortgagor’s or such tenant’s primary use of the Mortgaged Property and does not constitute a primary use thereof, and (iii) complies at all times with all applicable Environmental Laws.  “Hazardous Substances” means any Contaminant (as defined in the Credit Agreement), asbestos, ureaformaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by–products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Laws.  Each of the agreements set forth in Section 7.9 of the Credit Agreement are hereby incorporated by reference herein with the same effect as if such agreements had been set forth herein.

7.             Permitted Contests.  The Mortgagor shall not be required to (a) pay any tax, assessment or other charge referred to in paragraph 2 hereof, (b) pay any charge referred to in paragraph 3 hereof, (c) discharge or remove any lien, encumbrance or charge referred to in paragraph 4 hereof, or (d) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 5 hereof, so long as the Mortgagor shall (i) contest, in good faith and with reasonable diligence, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested and (B) any interference with the use or occupancy of the Mortgaged Property or any part thereof, and (ii) shall give such security to the Mortgagee as may be demanded by the Mortgagee to ensure compliance with the foregoing provisions of this paragraph 7.  Mortgagor shall pay any such contested amount if such payment is required to prevent such contest from having the effect of preventing the sale or forfeiture of the Mortgaged Property or any part thereof.  The Mortgagor shall give written notice to the Mortgagee prior to the commencement of any contest referred to in this paragraph 7.

8.             Insurance; Casualty.  The Mortgagor, at its sole cost and expense, will maintain insurance coverage with respect to the Mortgaged Property of the types and in the amounts required by the Credit Agreement.  If the Mortgaged Property shall be damaged or destroyed in whole or in part by casualty, Mortgagor shall give prompt written notice to Mortgagee generally describing the nature and extent of such casualty, and all insurance proceeds to which Mortgagor may be entitled as a result of such casualty shall be distributed and applied in accordance with the Credit Agreement.

9.             Condemnation.  If any proceeding in eminent domain is commenced with respect to the Mortgaged Property, or any portion thereof, Mortgagor shall give prompt written notice thereof to Mortgagee, and all condemnation awards to which Mortgagor may be entitled as a result of such casualty shall be distributed and applied in accordance with the Credit Agreement.

10.           Preservation and Maintenance of the Mortgaged Property.  The Mortgagor (a) shall keep the buildings and other improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary wear and tear excepted; (b) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, to the extent insurance proceeds are available or sufficient for such purpose; (c) shall constantly maintain the parking and landscaped areas of the Mortgaged Property; (d) shall not commit waste or permit impairment or deterioration of the Mortgaged Property; (e) shall not alter or permit the alteration by any tenant of the design or structural character of any building now or hereafter erected on the Land or hereafter construct, or permit any tenant to construct, additions to existing buildings or additional buildings on the Land without the prior written consent of the Mortgagee; and (f) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is immediately replaced with property of at least equal value and utility, and this Mortgage becomes a valid first lien on such property.

11.           Inspection.  The Mortgagee and its agent shall have the right at all reasonable times to enter upon the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof, including, without limitation, the right to go upon the Mortgaged Property to conduct hazardous substance and other inspections, and may make such examinations and penetrations of the Mortgaged Property as the Mortgagee or its agents may consider necessary or appropriate for that purpose.  The Mortgagee shall, however, have no duty to make such inspection.

12.           Protection of the Mortgagee’s Security.  Subject to the rights of the Mortgagor under paragraph 7 hereof, if the Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then the Mortgagee, at Mortgagee’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as the Mortgagee deems necessary to protect the Mortgagee’s interest.  The Mortgagee shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof.  The Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as the Mortgagor’s agent in the Mortgagor’s name to perform any and all covenants and agreements to be performed by the Mortgagor as herein provided.  Any amounts or expenses disbursed or incurred by the Mortgagee pursuant to this paragraph 12, with interest thereon, shall become additional indebtedness of the Mortgagor secured by this Mortgage.  Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the rate stated in the Term Note, unless collection from the Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law.  The Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Guaranteed Obligations or by the Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage.  Nothing contained in this paragraph 12 shall require the Mortgagee to incur any expense or do any act hereunder, and the Mortgagee shall not be liable to the Mortgagor for any damages or claims arising out of action taken by the Mortgagee pursuant to this paragraph 12.

13.           No Secondary Financing or Superior Liens.  The Mortgagor shall not create or permit to be created or to remain any subordinate lien on the Mortgaged Property or any part thereof to secure any indebtedness for borrowed money, without obtaining the prior written consent of the Mortgagee.  Except Permitted Liens and any Lien referred to in the Mortgage Policy (as such terms are defined in the Credit Agreement) and except as otherwise provided in the Credit Agreement or as provided by operation of the laws of the State of Minnesota, Mortgagor shall not create, suffer, or permit to be created or filed against the Mortgaged Property any mortgage lien or other lien superior to the lien created by this Mortgage.

14.           Security Interest.  This Mortgage shall constitute a security agreement with respect to (and the Mortgagor hereby grants the Mortgagee a security interest in) all personal property and fixtures included in the Mortgaged Property as more specifically described in paragraphs (ii), (iv) and (vi) of the granting clause above.  The Mortgagor will from time to time, at the request of the Mortgagee, execute any and all financing statements covering such personal property and fixtures (in a form satisfactory to the Mortgagee) which the Mortgagee may reasonably consider necessary or appropriate to perfect its security interest.

15.           Events of Default.  Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

(a)           The Mortgagor shall fail to duly and punctually pay any of the Guaranteed Obligations.

(b)           The occurrence of an “Event of Default” under the Credit Agreement, including, if applicable, the expiration of any grace period provided therein.

(c)           Failure of Mortgagor to perform or observe any other covenant, agreement, representation, warranty or other provision contained in this Mortgage.

(d)           The Mortgagor shall default in the performance of or breach its agreement contained in paragraph 13 hereof.

(e)           The Mortgagor shall fail to duly and punctually pay when and as due any payment for taxes and assessments required by paragraph 2 to be paid or shall fail to provide the insurance coverage required by paragraph 8 or to pay any utility required under paragraph 3.

(f)            The Mortgagor shall fail duly to perform or observe any of the covenants or agreements contained in this Mortgage (other than a covenant or agreement or default in which is elsewhere in this paragraph 15 specifically dealt with) or any other instrument which secures payment of the Guaranteed Obligations and such failure shall continue unremedied for 30 calendar days.

(g)           Any representation or warranty made by the Mortgagor herein shall prove to have been untrue in any material respect or materially misleading as of the time such representation or warranty was made.

(h)           The Mortgagor shall make an assignment for the benefit of its creditors, or the Mortgagor shall generally not be paying its debts as they become due, or a petition shall be filed by or against the Mortgagor under the United States Bankruptcy Code, or the Mortgagor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or shall not, within 30 days after the appointment (without its consent or acquiescence) of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property, have such appointment vacated.

(i)            A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within 30 days after its entry, issue or levy.

(j)            The Mortgaged Property, or any part thereof, shall be sold, conveyed, transferred, encumbered or full possessory rights therein transferred, whether voluntarily, involuntarily or by operation of law; this provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not the Mortgagee has consented or waived its rights, whether by action or omission, in connection with any previous sale, transfer, conveyance or encumbrance.

16.           Remedies.  Upon the occurrence of any Event of Default, the Mortgagee may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

(a)           The Mortgagee shall have and may exercise with respect to all personal property and fixtures which are part of the Mortgaged Property, all the rights and remedies accorded upon default to a secured party under the Uniform Commercial Code, as in effect in the State of Minnesota, including, without limitation, the right to proceed under the Uniform Commercial Code provisions governing default as to any personal property separately from the real estate included within the Land, or to proceed as to all of the Land in accordance with its rights and remedies in respect of said real estate.  If Mortgagee should elect to proceed separately as to such personal property, Mortgagor agrees to make such personal property available to Mortgagee at a place or places reasonably acceptable to Mortgagee.  If notice to the Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to the Mortgagor (in the manner specified in paragraph 20) at least 10 calendar days prior to the date of intended disposition.  The Mortgagor shall pay on demand all costs and expenses incurred by the Mortgagee in exercising such rights and remedies, including without limitation, reasonable attorneys’ fees and legal expenses.

(b)           The Mortgagee may accelerate the maturity of all of the Guaranteed Obligations (or take any other action provided in the Credit Agreement or at law or equity) and then may (and is hereby authorized and empowered to) foreclose this Mortgage by judicial proceeding or by advertisement with power of sale being hereby granted to the Mortgagee to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple, pursuant to the statutes of the State of Minnesota, and, out of the proceeds arising from such sale and foreclosure, to satisfy all Guaranteed Obligations together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including the maximum lawful attorneys’ fees, with the balance, which costs, charges and fees the Mortgagor agrees to pay.  All expenditures and expenses of the nature in this Section mentioned and such expenses and fees as may be incurred in the protection of the Land and the maintenance of the lien of this Mortgage, including, but not limited to, the fees and expenses of any attorneys employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Guaranteed Obligations or the Land, including bankruptcy or probate proceedings, or in the preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate (as defined in the Credit Agreement), and shall be secured by this Mortgage.

(c)           Mortgagee shall have the right to obtain the appointment of a receiver and may apply for the appointment of a receiver to the district court for the county where the Land or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to Minnesota Statutes Chapter 580 or pursuant to Minnesota Statutes Chapter 581, or as a part of the foreclosure action under said Chapter 581 (it being agreed that the existence of a foreclosure pursuant to said Chapter 580 or a foreclosure action pursuant to said Chapter 581 is not a prerequisite to any action for a receiver hereunder).  Mortgagee shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Mortgagor.  Until the Guaranteed Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period, the receiver, who shall be an experienced property manager, shall have power: (i) to collect the Rents during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such Rents; (ii) to extend or modify any leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renewal terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Land are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from any judgment or decree of foreclosure, discharge of the mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (iii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Land during the whole of said period, including without limitation the rights of receiver pursuant to Minn. Stat. § 576.01, as amended.  All Rents collected by the Mortgagee or the receiver each month shall be applied as follows:

(i)            to payment of all reasonable fees of the receiver approved by the court;

(ii)           to repayment of all tenant security deposits then owing to tenants under any of the leases pursuant to the provisions of Minn. Stat. § 504B.178;

(iii)          to payment of all prior or current real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage or any other instrument relating to the Guaranteed Obligations requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv)          to payment of all premiums then due for the insurance required with respect to the Mortgaged Property, or if this Mortgage or any other instrument relating to the Guaranteed Obligations requires periodic escrow payments for such premiums, to the escrow payments then due;

(v)           to payment of expenses incurred for normal maintenance of the Mortgaged Property;

(vi)          the balance to Mortgagee (A) if received prior to the commencement of a foreclosure, to be applied to the Guaranteed Obligations, in such order as Mortgagee may elect and (B) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, all pursuant to Minn. Stat. §§ 580.30, 580.23 and 581.10, with any excess to be paid to Mortgagor.  Provided, that if this Mortgage is not reinstated nor the Land redeemed as provided by said sections 580.30, 580.23 or 581.10, the entire amount paid to Mortgagee pursuant thereto shall be the property of Mortgagee together with all or any part of the Land acquired through foreclosure

(d)           Mortgagee shall have the right, at any time and without limitation, as provided in Minn. Stat. § 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Land and sums so advanced, with interest at the Default Rate set forth in the Credit Agreement, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

(e)           Mortgagee shall have the right to collect the rents from the Land and apply the same in the manner hereinbefore provided with respect to a receiver.  For that purpose, Mortgagee may enter and take possession of the Land and manage and operate the same and take any action which, in Mortgagee’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Land.  Mortgagee may also take possession of, and for these purposes use, any and all of the personal property.  The expense (including any receiver’s fees, attorneys’ fees and costs) incurred pursuant to the powers herein contained shall be secured by this Mortgage.  Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any Rents actually received by Mortgagee.  Enforcement hereof shall not cause Mortgagee to be deemed a mortgagee in possession unless Mortgagee elects in writing to be a mortgagee in possession.

(f)            Mortgagee shall have the right to enter and take possession of the Land and manage and operate the same in conformity with all applicable laws and take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Land.

(g)           Mortgagee shall have the right to file proof of claim and  other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, its creditors or its property, for the entire amount due and payable by Mortgagor in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right.  Mortgagee shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.  The exercise of any of the foregoing rights or remedies and the application of the revenues pursuant to this paragraph 16, shall not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice.  The rights and powers of the Mortgagee and receivers under this Mortgage and the application of rents under this paragraph 16 shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

17.           Forbearance Not a Waiver; Rights and Remedies Cumulative.  No delay by the Mortgagee in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by the Mortgagee of any particular provision of this Mortgage shall be deemed effective unless in writing signed by the Mortgagee.  All such rights and remedies provided for herein or which the Mortgagee may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.  The Mortgagee’s taking action pursuant to paragraph 11 shall not impair any right or remedy available to the Mortgagee under paragraph 16 hereof.

18.           Expense of Exercising Rights, Powers and Remedies.  The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, UCC and chattel lien searches, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Land, and agent’s compensation) incurred by Mortgagee after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Mortgagor, with interest thereon from the date incurred at the Default Rate (as defined in the Credit Agreement), and shall be added to the indebtedness secured by this Mortgage.

19.           Notice.  Any notice from the Mortgagee to the Mortgagor under this Mortgage shall be in writing and shall be mailed or delivered in the manner set forth in the Subsidiary Guarantee.

20.           Governing Law; Severability.  THIS MORTGAGE SHALL BE CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT MATTERS OF CREATION, PERFECTION, PRIORITY OR ENFORCEABILITY OF ANY AND ALL RIGHTS AND REMEDIES PROVIDED FOR HEREIN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA.  TO THE EXTENT THAT THIS MORTGAGE MAY OPERATE AS A SECURITY AGREEMENT UNDER THE CODE, MORTGAGEE SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY AS SUCH TERM IS DEFINED IN THE CODE.  In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provisions and to this end the provisions of this Mortgage are declared to be severable.

21.           Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

22.           Production of Documents.  The Mortgagor shall, while this Mortgage is in full force and effect, furnish the Mortgagee with such documents, instruments and papers as the Mortgagee may request from time to time in order for the Mortgagee to effectuate a sale or a participation in the loan evidenced by the Credit Agreement and this Mortgage.

23.           Waiver of Statutory Rights.  Mortgagor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension, or exemption laws, or any so-called “moratorium laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and Mortgagor hereby waives the benefit of such laws (to the extent permitted by applicable law).  Mortgagor, for itself and all who may claim through or under it, waives any and all rights to have the Mortgaged Property and estates comprising the Mortgaged Property marshaled upon any foreclosure of the lien of this Mortgage, and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold in its entirety.  Mortgagor further waives any and all rights of redemption from foreclosure and from sale under any order or decree of foreclosure of the lien created by this Mortgage, for itself and on behalf of: (a) any trust estate of which the Land are a part, all beneficially interested persons; (b) each and every person acquiring any interest in the Mortgaged Property or title to the Land subsequent to the date of this Mortgage; and (c) all other persons to the extent permitted by the provisions of laws of the State of Minnesota.

24.           Fixture Filing.  From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property (as more particularly described in item (ii) of the granting clause of this Mortgage) which are or are to become fixtures related to the real estate described herein.  For this purpose, the following information is set forth:

(a)           Name and Address of Debtor:

Vision-Ease Lens, Inc.

One Meridian Crossing, Suite 850

Minneapolis, Minnesota 55423

(b)           Name and Address of Secured Party:

Bankers Trust Company

130 Liberty Street

New York, New York 10006

(c)           This document covers goods which are or are to become fixtures.

(d)           The name of the record owner of the Land is the Debtor described above.

(e)           The Mortgagor’s tax identification number is:  41–1837709.

(f)            The Mortgagor is a corporation organized under the laws of the State of Minnesota.

(g)           The Mortgagor’s organizational identification number is:  9D–872.

25.           Fees and Expenses.  Each of the agreements set forth in Section 22 of the Subsidiary Guaranty Agreement regarding payment of the Beneficiaries’ fees and expenses is hereby incorporated by reference with the same effect as if such agreements had been set forth herein.  The amounts payable by the Mortgagor pursuant to this paragraph 25, together with interest thereon from the date of demand by the Mortgagee at the rate stated in the Term Note, shall be Guaranteed Obligations.

26.           Usury Law.  Notwithstanding anything to the contrary contained in the Subsidiary Guarantee Agreement or in this Mortgage, all agreements which either now are or which shall become agreements between Mortgagor and Mortgagee are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by the usury laws of the State of Minnesota.  If any payments in the nature of interest, additional interest and other charges made under the Note or under this Mortgage are held to be in excess of the applicable limits imposed by the usury laws of the State of Minnesota, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by the usury laws of the State of Minnesota, in compliance with the desires of Mortgagor and Mortgagee.  This provision shall never be superseded or waived and shall control every other provision of the Note and this Mortgage and all agreements between Mortgagor and Mortgagee, or their successors and assigns.

27.           Jury Trial Waiver.  Each of the agreements set forth in Section 21 of the Subsidiary Guarantee Agreement is hereby incorporated by reference with the same effect as if such agreements had been set forth herein.

28.           Further Assurances.  At any time and from time to time until satisfaction of this Mortgage, the Mortgagor will, at the request of the Mortgagee, promptly execute and deliver to the Mortgagee such additional instruments as may be reasonably required further to evidence the lien of this Mortgage and further to protect the security interest of the Mortgagee with respect to the Mortgaged Property, including, without limitation, additional security agreements, financing statements and continuation statements.  Any expenses incurred by the Mortgagee in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys’ fees, shall become additional Guaranteed Obligations of the Mortgagor secured by this Mortgage.  Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the annual rate stated in the Term Note, unless collecting from the Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law.

29.           Future Advances.

(a)           To the extent that this Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Mortgage by the Mortgagee, however, constitutes an acknowledgment that the Mortgagee is aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

(b)           The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by the Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage, shall be $6,325,000.00.

(c)           The representations contained in this paragraph 29 are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  The Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to the Mortgagor.

(d)           Notwithstanding any other provision of this Mortgage to the contrary, any Guaranteed Obligations as to which mortgage registry tax is payable shall not be secured by this Mortgage unless and until the tax is paid.

30.           Limitation on Liability.  The obligations of the Mortgagor hereunder are subject to the limitations on liability in the Subsidiary Guarantee Agreement.

31.           Revolving Line of Credit.  This Mortgage secures a revolving line of credit under which advances, payments or readvances may be made from time to time in accordance with the Credit Agreement.  Mortgagor hereby agrees that, if the outstanding, unpaid balance of the revolving line of credit under the Credit Agreement is ever reduced to zero, the lien and security interest hereof shall be deemed to remain in full force and effect to secure any future advances made under said revolving line of credit, subject to the provisions hereof limiting enforcement of this Mortgage to a debt amount of $6,325,000 under Chapter 287 of Minnesota Statutes.

32.           Assignment of Leases and Rents.  All right, title, and interest of Mortgagor in and to all present Leases affecting the Mortgaged Property and including and together with any and all future Leases, written or oral, upon all or any part of the Mortgaged Property and together with all of the rents, income, receipts, revenues, issues, avails and profits from or due or arising out of the Mortgaged Property are hereby transferred and assigned simultaneously herewith to Mortgagee as further security for the payment of the Guaranteed Obligations.  All future Leases affecting the Mortgaged Property shall be submitted by Mortgagor to Mortgagee for its approval prior to execution, which approval shall not be unreasonably withheld or delayed.  Each Lease, including all future Leases shall be subordinate to this Mortgage, provided that, upon the request of the Mortgagor and the lessee under any such Lease, Mortgagee shall enter into a Subordination, Nondisturbance and Attornment Agreement (or similar agreement) with such lessee in form and substance reasonably satisfactory to Mortgagee, pursuant to which (i) Mortgagee will agree that so long as such Lease shall be in full force and effect and such lessee is not in default thereunder, Mortgagee will not disturb, pursuant to a foreclosure action or otherwise, such lessee’s possession under such Lease, and (ii) such lessee shall agree that if Mortgagee or any future holder of this Mortgage shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any foreclosure action or deed in lieu thereof, then such lease shall continue in full force and effect as a direct lease between such lessee and the then owner of the Mortgaged Property.  Although it is the intention of the parties that the assignment contained in this Section shall be a present and absolute assignment, it is expressly understood and agreed, anything to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers conferred upon it by this paragraph 32 until an Event of Default shall occur under this Mortgage.  From time to time, Mortgagor shall furnish Mortgagee with executed copies of each of the Leases and shall use commercially reasonable efforts to furnish Mortgagee with estoppel letters from each tenant under each of the Leases in a form satisfactory to Mortgagee within 30 days after Mortgagee’s written demand.

(a)           Following the occurrence of an Event of Default, (i) Mortgagee shall have the rights and powers as are provided herein, (ii) this Mortgage shall constitute a direction to each lessee under the Leases and each guarantor thereof to pay all Rents directly to Mortgagee without proof of the Event of Default, and (iii) Mortgagee shall have the authority, as Mortgagor’s attorney-in-fact (such authority being coupled with an interest and irrevocable), to sign the name of Mortgagor and to bind Mortgagor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

(b)           If Mortgagor, as lessor under any Lease, shall neglect or refuse to perform, observe and keep all of the covenants, provisions and agreements contained in such Lease, then Mortgagee may perform and comply with any such Lease covenants, agreements and provisions.  All costs and expenses incurred by Mortgagee in complying with such covenants, agreements, and provisions shall constitute Guaranteed Obligations and shall be payable upon demand with interest at the Default Rate (as defined in the Credit Agreement).

(c)           Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Lease, and Mortgagor shall and does hereby agree, except to the extent of Mortgagee’s gross negligence or willful misconduct, to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any Lease or under or by reason of their assignments and of and from any and all claims and demands whatsoever which may be asserted against it by reason of all alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in such Lease.  Should Mortgagee incur any such liability, loss or damage under any Lease or under or by reason of its assignment, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured hereby.  Mortgagor shall reimburse Mortgagee therefor immediately upon demand with interest payable at the Default Rate (as defined in the Credit Agreement).

33.           Successors and Assigns Bound; Number; Gender; Agents; Captions; Amendments.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of the Mortgagee and the Mortgagor; provided, however, that this paragraph 33 shall not limit the effect of paragraph 15(j).   Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall apply to all genders.  The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.  No amendment of this Mortgage shall be effective unless in a writing executed by the Mortgagor and the Mortgagee.

34.           Non-Agricultural Use.  Mortgagor represents and warrants that as of the date of this Mortgage, the Mortgaged Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3 and is not used for agricultural purposes.

35.           Maturity Date.  The latest obligation secured by this Mortgage matures on May 15, 2003.

36.           Last Dollars Secured. This Mortgage secures only a portion of the Guaranteed Obligations owing or which may become owing by Mortgagor. The parties agree that any payments or repayments of such Guaranteed Obligations by Mortgagor shall be and be deemed to be applied first to the portion of the Guaranteed Obligations that is not secured hereby, it being the parties’ intent that the portion of the Guaranteed Obligations last remaining unpaid shall be secured hereby.

37.           Conflicts with Credit Agreement. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or patent inconsistency between the terms of this Mortgage and the Credit Agreement, the terms of the Credit Agreement shall govern and apply.

38.           Protective Advances.

(a)           Without limiting Mortgagee’s foreclosure rights, all advances, disbursements and expenditures made by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, may be used for the following purposes, in addition to those otherwise authorized by this Mortgage (all such advances, disbursements and expenditures heretofore and hereafter referred to in this paragraph 38 and elsewhere in this Mortgage, collectively, “Protective Advances”):

(i)            all advances by Mortgagee in accordance with the terms of this Mortgage to: (A) preserve or maintain, repair, restore or rebuild the Land or other improvements upon the Land; (B) preserve the lien of this Mortgage or the priority thereof; or (C) enforce this Mortgage;

(ii)           payments by Mortgagee of: (A) when due installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (B) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Land or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title;

(iii)          advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

(iv)          reasonable attorneys’ fees and other expenses incurred: (A) in connection with the foreclosure of this Mortgage; (B) in connection with any action, suit or proceeding brought by or against the Mortgagee for the enforcement of this Mortgage or arising from the interest of the Mortgagee hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action;

(v)           reasonable Mortgagee’s fees and costs, including attorneys’ fees, arising between the entry of judgment of foreclosure and confirmation hearing;

(vi)          reasonable expenses deductible from proceeds of sale;

(vii)         reasonable expenses incurred and expenditures made by Mortgagee for any one or more of the following (if applicable): (A) if any interest in the Land is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (B) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Land; (C) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (D) payments required or deemed by Mortgagee to be for the benefit of the Land or required to be made by the owner of the Land under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Land; (E) shared or common expense assessments payable to any association or corporation in which the owner of the Land is a member in any way affecting the Land; and (F) pursuant to any lease or other agreement for occupancy of the Land.

(b)           All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate (as defined in the Credit Agreement).  This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded.  All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of any Minnesota Statute, apply to and be included in:  (i) determination of the amount of Guaranteed Obligations secured by this Mortgage at any time; (ii) the indebtedness found due and owing to the Mortgagee in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose; (iii) determination of amounts deductible from sale; (iv) application of income in the hands of any receiver or mortgagee in possession; and (v) computation of any deficiency judgment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first–above written.

VISION-EASE LENS, INC.

By		/s/ Bradley D. Carlson
	Its	Treasurer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 10th day of October, 2001, by Bradley D. Carlson, the Treasurer of Vision-Ease Lens, Inc., a Minnesota corporation, on behalf of said corporation.

/s/ La Wayne Reuter Yaeger
Notary Public

This instrument was drafted by, and after recording, please return to:

Stephen N. Sher, Esq.

Winston & Strawn

35 West Wacker Drive

Chicago, Illinois 60601

EXHIBIT A

TO

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

Mortgagor:            VISION-EASE LENS, INC.

Mortgagee:           BANKERS TRUST COMPANY, not individually, but solely in its capacity as Collateral Agent pursuant to the Credit Agreement

                                The Land described in the referenced instrument is located in Anoka County, Minnesota, and is described as follows:

Lot 1, Block 1, A.E.C. Energy Park Second Addition, according to the recorded plat thereof, in the County of Anoka, State of Minnesota.